Exhibit 99.2

SEE Announces Expiration and Results of Offer to Purchase 5.500% Senior Notes due 2025

CHARLOTTE, N.C., June 24, 2024 – Sealed Air Corporation (“SEE”) (NYSE: SEE) today announced that its previously announced cash tender offer (the “Tender Offer”) for any and all of its 5.500% senior notes due 2025 (the “Notes”) expired at 5:00 p.m. New York City time, on June 24, 2024 (the “Expiration Date”). According to information provided by Global Bondholder Services Corporation, the Depositary and Information Agent for the Tender Offer, $277,801,000 aggregate principal amount of the Notes, or 69.45% of the aggregate principal amount outstanding, were validly tendered at or prior to the expiration of the Tender Offer and not validly withdrawn. In addition, $160,000 aggregate principal amount of the Notes were tendered pursuant to the guaranteed delivery procedures described in the Offer to Purchase, dated June 17, 2024 (the “Offer to Purchase”), and remain subject to the applicable delivery requirements under such procedures. The Tender Offer was made pursuant to the Offer to Purchase and the related Notice of Guaranteed Delivery (together with the Offer to Purchase, the “Offer Documents”). The obligation of SEE to accept the Notes tendered and to pay the consideration for the Notes is subject to satisfaction or waiver of certain conditions, which are more fully described in the Offer to Purchase. On June 28, 2024, which is the expected settlement date (the “Settlement Date”) for the Tender Offer, SEE expects to pay for all Notes that have been validly tendered and not validly withdrawn.

Title of Security	CUSIP Number/ISIN	Principal Amount Outstanding(1)	Principal Amount Tendered (Excluding Guaranteed Delivery)	Principal Amount Reflected in Notices of Guaranteed Delivery
5.500% Senior Notes due 2025	81211KAX8/ US1211KAX81 (Rule 144A), U81193 AP6 / USU81193AP68 (Regulation S)	$400,000,000	$277,801,000	$160,000
(1)	Immediately prior to the commencement of the Tender Offer

Holders of Notes accepted for purchase pursuant to the Tender Offer will receive the previously announced total consideration of $998.77 for each $1,000 principal amount of the Notes plus accrued and unpaid interest on Notes purchased up to, but not including, the Settlement Date. SEE intends to satisfy and discharge any outstanding Notes that are not tendered in the Tender Offer upon the terms and conditions set forth in the indenture governing the Notes.

SEE has retained J.P. Morgan Securities LLC to act as exclusive Dealer Manager. Global Bondholder Services Corporation has been retained to serve as both the depositary and the information agent (the “Depositary and Information Agent”) for the Tender Offer. For additional information regarding the terms of the Tender Offer, please contact: J.P. Morgan Securities LLC at (866) 834-4666 (toll free) or (212) 834-3554 (collect). Requests for copies of the Offer to Purchase and other related materials should be directed to Global Bondholder Services Corporation at contact@gbsc-usa.com (email), 1-855-654-2014 (U.S. Toll Free), 1-212-430-3774 (Banks and Brokers).

This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to sell with respect to any Notes nor is this announcement an offer to sell or a solicitation of an offer to purchase new debt securities. The Tender Offer was made solely pursuant to the Offer Documents, which set forth the complete terms and conditions of the Tender Offer. The Tender Offer is not being made to, nor will SEE accept tenders of Notes from, holders in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. This press release does not constitute a notice of satisfaction and discharge with respect to the Notes.

About SEE

Sealed Air Corporation (NYSE: SEE), is a leading global provider of packaging solutions that integrate sustainable, high-performance materials, automation, equipment and services. SEE designs, manufactures and delivers packaging solutions that preserve food, protect goods and automate packaging processes. We deliver our packaging solutions to an array of end markets including fresh proteins, foods, fluids and liquids, medical and life science, e-commerce retail, logistics and omnichannel fulfillment operations, and industrials. Our globally recognized solution brands include CRYOVAC® brand food packaging, LIQUIBOX® brand liquids systems, SEALED AIR® brand protective packaging, AUTOBAG® brand automated packaging systems, and BUBBLE WRAP® brand packaging. In 2023, SEE generated $5.5 billion in sales and has approximately 17,000 employees who serve customers in 115 countries/territories.

Website Information

We routinely post important information for investors on our website in the Investors section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 concerning our business, consolidated financial condition, results of operations and cash flows. Forward-looking statements are subject to risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially from these statements. Therefore, you should not rely on any of these forward-looking statements. Forward-looking statements can be identified by such words as “anticipate,” “believe,” “plan,” “assume,” “could,” “should,” “estimate,” “expect,” “intend,” “potential,” “seek,” “predict,” “may,” “will” and similar references to future periods. All statements other than statements of historical facts included in this press release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results, expectations regarding the results of restructuring and other programs, expectations regarding future impacts of acquisitions, anticipated levels of capital expenditures and expectations of the effect on our financial condition of claims, litigation, environmental costs, contingent liabilities and governmental and regulatory investigations and proceedings.

The following are important factors that we believe could cause actual results to differ materially from those in our forward-looking statements: global economic and political conditions, including recessionary and inflationary pressures, currency translation and devaluation effects, changes in raw material pricing and availability, competitive conditions, the success of new product offerings, failure to realize synergies and other financial benefits from acquisitions within the expected time frames, greater than expected costs or difficulties related to acquisition integrations, consumer preferences, the effects of animal and food-related health issues, the effects of epidemics or pandemics, negative impacts related to the ongoing conflict between Russia and Ukraine and related sanctions, export restrictions and other counteractions thereto, uncertainties relating to existing or potential increased hostilities in the Middle East, changes in energy costs, environmental matters, the success of our restructuring activities, the success of our merger, acquisition and equity investment strategies, the success of our financial growth, profitability, cash generation and manufacturing strategies and our cost reduction and productivity efforts, changes in our credit ratings, regulatory actions and legal matters and the other information referenced in the “Risk Factors” section appearing in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and as revised and updated by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement made by us is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Company Contacts
Investor Relations
Brian Sullivan
Brian.c.sullivan@sealedair.com
704.503.8841

Louise Lagache
Louise.lagache@sealedair.com

Media
Christina Griffin
Christina.griffin@sealedair.com
704.430.5742